BANK OF AMERICA CORPORATION

                       UNDERWRITING AGREEMENT
               (7.80% Subordinated Notes, due 2010)

                                                   New York, New York
                                                         May 23, 2000


To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

	Bank of America Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture (the "Indenture") dated as of January 1, 1995 between the Company and The Bank of New York, as trustee (the "Trustee") as supplemented by a First Supplemental Indenture dated as of August 28, 1998. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

	1.	Representations and Warranties.  (a)  The Company
represents and warrants to, and agrees with, each Underwriter that:

			(i)	The Company meets the requirements for use of
Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on such form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule
415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement (File No.: 333-83503) relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement (File No.: 333-83503) is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the
Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the
"Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final
Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Preliminary Final Prospectus or the
Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

			(ii)	As of the date hereof, when the Final
Prospectus is first filed pursuant to Rule 424 or Rule 434 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration
Statement as amended as of any such time, and the Final
Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final
Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture
Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

(b)	Each Underwriter represents and agrees that:

	(i)	It has not and will not, directly or indirectly, offer,
sell or deliver any of the Securities or distribute the Final
Prospectus or any other offering materials relating to the Securities in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein.

	(ii)	(A) it has not offered or sold and will not offer or
sell any Securities to persons in the United Kingdom prior to the expiration of six months from the Closing Date (as defined herein), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments
(whether as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United
Kingdom within the meaning of the Public Offers of Securities Regulation 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.


	2.	Purchase and Sale.  Subject to the terms and conditions
and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto, except that, if
Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities."

	If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in
Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

	3.	Delivery and Payment.  Delivery of and payment for the
Underwriters' Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. Unless otherwise agreed, certificates for the Underwriters' Securities shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian of DTC and registered in the name of Cede & Co., as nominee for DTC.

	4.	Agreements.  The Company agrees with the several
Underwriters that:

		(a)	Prior to the termination of the offering of the
Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final
Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via the Electronic
Data Gathering, Analysis and Retrieval System. The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

		(b)	If, at any time when a prospectus relating to the
Securities is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

		(c)	The Company will make generally available to its
security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a 12 month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration
Statement.

		(d)	The Company will furnish to the Representatives
and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

		(e)	The Company will arrange for the qualification of
the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

		(f)	Until the business day following the Closing Date,
the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and (i) pursuant to which the Company issues securities under one of the Company's medium-term note programs or (ii) pursuant to which the Company issues securities for its dividend reinvestment plan.

		(g)	The Company will use its best efforts to effect
the listing of the Securities on the Luxembourg Stock Exchange.

	5.	Conditions to the Obligations of the Underwriters.  The
obligations of the Underwriters to purchase the Underwriters'
Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing
Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

		(a)	No stop order suspending the effectiveness of the
Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

		(b)	The Company shall have furnished to the
Representatives the opinion of Smith Helms Mulliss & Moore, L.L.P., counsel for the Company, dated the Closing Date, to the effect of paragraphs (i), (iv) and (vi) through (xii) below, and the opinion of Paul J. Polking, General Counsel to the Company, dated the Closing Date, to the effect of paragraphs (ii), (iii) and (v) below:

			(i)	the Company is a duly organized and validly
existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final
Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N. A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

			(ii)	each of the Company and the Principal
Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary, as the case may be, is required to be so qualified or licensed;

			(iii)	all the outstanding shares of capital
stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. Section 55, as amended) nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

			(iv)	the Securities conform in all material
respects to the description thereof contained in the Final
Prospectus;

			(v)	the Company has caused a listing application
and all required supporting documents with respect to the Securities to be filed with the Luxembourg Stock Exchange, and such counsel has received no information stating that the Securities will not be authorized for listing;

			(vi)	the Indenture has been duly authorized,
executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters' Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy);

			(vii)	such counsel is without knowledge that
(1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

			(viii)	the Registration Statement has become
effective under the Act; such counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened; and the Registration
Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

			(ix)	this Agreement and any Delayed Delivery
Contracts have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy);

			(x)	no consent, approval, authorization or order
of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals
(specified in such opinion) as have been obtained;

			(xi)	neither the issue and sale of the Securities,
nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or (1) the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (2) any order or regulation known to such counsel to be applicable to the Company or the Principal
Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

			(xii)	such counsel is without knowledge of
rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

		In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

		In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, or the General Corporate Law of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

		(c)	The Representatives shall have received from
Stroock & Stroock & Lavan LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Final
Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

		(d)	The Company shall have furnished to the
Representatives a certificate of the Company, signed by the Chairman of the Board and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that they are without knowledge that:

			(i)	the representations and warranties of the
Company in this Agreement are not true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has not complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

			(ii)	any stop order suspending the effectiveness
of the Registration Statement, as amended, has been issued or any proceedings for that purpose have been instituted or threatened;
and

			(iii)	since the date of the most recent
financial statements included in the Final Prospectus, there has been any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

		(e)	At the Closing Date, PricewaterhouseCoopers LLP
shall have furnished to the Representatives a letter or letters
(which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration
Statement is correct insofar as it relates to them and stating in effect that:

			(i)	They are independent accountants within the
meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

			(ii)	In their opinion, the consolidated financial
statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration
Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-3 and the Exchange Act and the regulations thereunder.

			(iii)	On the basis of procedures (but not an
audit in accordance with generally accepted auditing standards) consisting of:

		(a)	Reading the minutes of the meetings of the
shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

		(b)	Performing the procedures specified by the
American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

		(c)	Making inquiries of certain officials of the
Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

	nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

			(1)	the unaudited condensed consolidated interim
financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

			(2)	any material modifications should be made to
the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

			(3)	(i)  at the date of the latest available
interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

			(iv)	The letter shall also state that
PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

		In addition, at the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

		(f)	Subsequent to the respective dates as of which
information is given in the Registration Statement and the Final
Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final
Prospectus.

		(g)	Prior to the Closing Date, the Company shall have
furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

		(h)	The Company shall have accepted Delayed Delivery
Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

	If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

	6.	Reimbursement of Underwriters' Expenses.  If the sale
of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

	7.	Indemnification and Contribution.  (a)  The Company
agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee
(Form T-1) under the Trust Indneture Act of either of the Trustees, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final
Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

		(b)	Each Underwriter severally agrees to indemnify and
hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the language on the cover page required by Item 509 of Regulation S-K and under the heading
"Underwriting" or "Plan of Distribution" in any Preliminary Final
Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several
Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

		(c)	Promptly after receipt by an indemnified party
under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

		(d)	To provide for just and equitable contribution in
circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration
Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

	8.	Default by an Underwriter.  If any one or more
Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

	9.	Termination.  This Agreement shall be subject to
termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared by Federal authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

	10.	Representations and Indemnities to Survive.  The
respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

	11.	Notices.  All communications hereunder will be in
writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn: James R. Tanenbaum; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, attention of the Secretary, with a copy to each of: Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Legal Department, NC1-002-029-01, Charlotte, North Carolina 28255,
Attn: Paul J. Polking, General Counsel; and Smith Helms Mulliss & Moore, L.L.P., 201 North Tryon Street, Charlotte, North Carolina 28202, Attn: Boyd C. Campbell, Jr.

	12.	Successors.  This Agreement will inure to the benefit
of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

	13.	Applicable Law.  This Agreement will be governed by and
construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.





[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]


	If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several
Underwriters.

                                							Very truly yours,

                                							BANK OF AMERICA CORPORATION


                                   				By:/s/ JOHN E. MACK
							                                Name:  John E. Mack
	                                						Title: Senior Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.



By: BANC OF AMERICA SECURITIES LLC

By:/S/ ILEANA I. CHU
Name:  Ileana I. Chu
Title: Vice President

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                               SCHEDULE I



Underwriting Agreement dated May 23, 2000

Registration Statement Nos. 333-51367 ($550,000,000) and 333-
83503 ($350,000,000)

Representatives: 	Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Goldman Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch Pierce Fenner &
  Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Blaylock & Partners, L.P.
Guzman & Company
Ormes Capital Markets, Inc.
The Williams Capital Group, L.P.

Address of Representatives:	c/o Banc of America Securities LLC
                            				100 North Tryon Street, 7th Floor
                            				Charlotte, North Carolina  28255
                            				Attention:

Title, Purchase Price and Description of Securities:

     	Title:  7.80% Subordinated Notes, due 2010

     	Principal amount: $900,000,000

     	Purchase price (include type of funds and accrued interest or amortization, if applicable): 95.908802%; in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company or, if agreed to by the Representatives and the Company, by certified or official bank check or checks.

     	Sinking fund provisions:  none

     	Redemption provisions:  none

     	Other provisions: The Securities will bear interest from February 14, 2000. In addition to the purchase price for the Securities, the Underwriters will purchase accrued interest from February 14, 2000 to the Closing Date.

Closing Date, Time and Location:  May  30, 2000, 9:00 A.M. New
York City time, office of Stroock & Stroock & Lavan LLP

Listing:  Luxembourg Stock Exchange

Delayed Delivery Arrangements:  none

Additional items to be covered by the letter from
  PricewaterhouseCoopers LLP delivered pursuant
  to Section 5(e) at the time this Agreement is executed:   None


                               SCHEDULE II


                                                 Principal Amount
                                                 of Securities to
Underwriters                                     be Purchased


Banc of America Securities LLC	                    $ 738,000,000
Bear, Stearns & Co. Inc.	                          $  18,000,000
Chase Securities Inc.	                             $  18,000,000
Goldman Sachs & Co.	                               $  18,000,000
Lehman Brothers Inc.	                              $  18,000,000
Merrill Lynch Pierce Fenner & Smith Incorporated 	 $  18,000,000
Morgan Stanley & Co. Incorporated 	                $  18,000,000
Salomon Smith Barney Inc.	                         $  18,000,000
Blaylock & Partners, L.P.	                         $    9,000,000
Guzman & Company                                 	 $    9,000,000
Ormes Capital Markets, Inc.                      	 $    9,000,000
The Williams Capital Group, L.P.	                  $    9,000,000

                            TOTAL	                 $  900,000,000




                          SCHEDULE III

                    Delayed Delivery Contract

                                                             [Date]

[Insert name and address
 of lead Representative]

Dear Sirs:

	The undersigned hereby agrees to purchase from Bank of America Corporation (the "Company"), and the Company agrees to
sell to the undersigned, on                 , 20  , (the
"Delivery Date"),                   $          principal amount
of the Company's                        (the "Securities")
offered by the Company's Final Prospectus dated           , 20  ,
receipt of a copy of which is hereby acknowledged, at a purchase
price of    % of the principal amount thereof, plus accrued
interest, if any, thereon from                  , 20  , to the
date of payment and delivery, and on the further terms and conditions set forth in this contract.

	Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

	The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

	This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

	It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on the first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

	This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                             						Very truly yours,


                             						_________________________________
						                                  (Name of Purchaser)

                           						By:_________________________________
						                              (Signature and Title of Officer)


                            					    ________________________________
							                                        	(Address)
Accepted:

BANK OF AMERICA CORPORATION

By:____________________________
     (Authorized Signature)